SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                VIDEONICS, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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






                                 VIDEONICS, INC.
                                ----------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Videonics, Inc., a California corporation (the "Company"), will be held at 1370 Dell Avenue, Campbell, California 95008 at 4:00 p.m. on Thursday, May 22, 1997, for the following purposes:

      Proposal 1. To elect four (4) directors of the Company for terms expiring at the 1998 Annual Meeting;

      Proposal 2. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1997;

and to transact such other business as may properly come before the meeting or any adjournments thereof.

      The close of business on March 24, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE MEETING, AND IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                             By Order of the Board of Directors,


                                             /s/ Mark C. Hahn
                                             -----------------------------------
                                             Mark C. Hahn
                                             Secretary


Dated: April 15, 1997

                                 VIDEONICS, INC.
                                 1370 Dell Ave.
                           Campbell, California 95008

                                 PROXY STATEMENT

                              ---------------------

                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Videonics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 22, 1997, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's shareholders on or about April 25, 1997.

      At the close of business on March 24, 1997, the record date fixed by the Board of Directors of the Company for determining those shareholders entitled to vote at the Annual Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 5,735,045 shares of Common Stock. Each shareholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the shareholders.

      A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Meeting and described in this Proxy Statement.

      The Company's Annual Report for the year ended December 31, 1996 is enclosed with this Proxy Statement.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees

      Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors has nominated for election as directors the four persons indicated in the following table. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below, all of whom are now members of the Board of Directors. It is not anticipated that any of the nominees will decline or be unable to serve as director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated by the present Board of Directors to fill the vacancy.

      MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

      The following table gives certain information as to each person nominated for election as a director:

          Name                                    Age             Director Since
          ----                                    ---             --------------
          Michael L. D'Addio                      52                   1986
          Mark C. Hahn                            47                   1986
          Carl E. Berg                            59                   1987
          N. William Jasper, Jr.                  48                   1993

      Michael L. D'Addio, a co-founder of the Company, has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in July 1986. From May 1979 through November 1985 Mr. D'Addio served as President, Chief Executive Officer and Chairman of the Board of Directors of Corvus Systems, a manufacturer of small computers and networking systems. Mr. D'Addio holds an A.B. degree in Mathematics from Northeastern University.

      Mark C. Hahn, a co-founder of the Company, has served as the Company's Chief Technical Officer since February 1996, and Corporate Secretary and Director since the Company's inception. Previously, Mr. Hahn served as the Company's Vice President of Research and Development. Prior to co-founding the Company, Mr. Hahn served as Vice President of Research and Chief Technologist of Corvus Systems from May 1979 to February 1986. Mr. Hahn holds a B.S. degree in Electrical Engineering from Princeton University and a M.S. degree in Electrical Engineering from Stanford University.

      Carl E. Berg, a co-founder of the Company, has served on the Company's Board of Directors since June 1987. Mr. Berg is currently, and has for the last seven years been, a private venture capital investor and industrial real estate developer. Mr. Berg is also a member of the Board of Directors of Integrated Device Technology, Inc., Valence Technology, Inc. and Systems Integrated Research.

      N. William Jasper, Jr. joined the Board of Directors of the Company in August 1993. Since 1983, Mr. Jasper has been the President and Chief Operating Officer of Dolby Laboratories, Inc.

Board Committees and Meetings

      During the year ending December 31, 1996, there was one meeting of the Company's Board of Directors at which all members were present.

      The Audit Committee was established on December 15, 1994. The members of the Audit Committee are Carl E. Berg and N. William Jasper, Jr., neither of whom is an employee of the Company. The functions of the Audit Committee are to define the scope of the audit, review the auditor's reports and comments, and monitor the internal auditing procedures of the Company. The Audit Committee met one time during the Company's year ended December 31, 1996.

      The Compensation Committee was established on October 27, 1994. The members of the Compensation Committee are Carl E. Berg and N. William Jasper, Jr., neither of whom is employed by the Company. The Compensation Committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The Compensation Committee met one time during the Company's year ended December 31, 1996.

      The Company does not presently have a Nominating Committee.

                                   PROPOSAL 2:

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS


      The Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1997 and has further directed that management submit the selection of accountants for ratification by the shareholders at the Annual Meeting. Coopers & Lybrand L.L.P. was first appointed independent accountants of the Company for the year ended December 31, 1991. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and is expected to respond to appropriate questions.

      Shareholder ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand L.L.P. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


      The following table sets forth, as of March 3, 1997, certain information with respect to each person known by the Company to be a beneficial owner, as defined in Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of more than 5% of the outstanding Common Stock of the Company.

                                                                   Percentage of
                                                                    Outstanding
Name and Address                       Number of Shares               Common
of Beneficial Owner                   Beneficially Owned               Stock
-------------------                  --------------------          -------------
Carl E. Berg
10050 Bandley Drive
Cupertino, CA 95014                        1,051,605                    18%

Michael L. D'Addio
1370 Dell Avenue
Campbell, CA 95008(1)                       902,962                     15%

Mark C. Hahn
1370 Dell Avenue
Campbell, CA 95008(2)                       563,831                     9%

State of Wisconsin
  Investment Board
P.O. Box 7842
Madison, WI  53707                          535,000                     9%

Joseph M. Cohen; Cowen &
Company; Cowen, Incorporated
Financial Square
New York, NY 10005-3597                     364,208                     6%


(1) Includes 6,000 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter held by Mr. D'Addio's spouse, a Company employee.

(2) Includes 6,000 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter held by Mr. Hahn's spouse, a Company employee.

                       SECURITY OWNERSHIP OF THE DIRECTORS
                     AND EXCUTIVE OFFICERS OF THE REGISTRANT

      The following table sets forth certain information, as of March 3, 1997 concerning each director and each executive officer, including their beneficial ownership as defined in Rule 13d-3, of shares of Common Stock and beneficial ownership of Common Stock by all officers and directors as a group.

                                           Director/                                 Shares            Percent
                                            Officer                               Beneficially       Beneficially
Name                             Age         Since        Positions                  Owned              Owned
----                            ----         -----        ---------                 -------            --------
Carl E. Berg                     59        1988           Director                    1,051,605             18%

Michael L. D'Addio(1)            52        1986           Chairman, CEO,                902,962             15
                                                          President, &
                                                          Director

Mark C. Hahn(2)                  47        1987           V.P., Chief                   563,831              9
                                                          Technical Officer,
                                                          Secretary & Director

N. William Jasper, Jr.(3)        48        1993           Director                       30,750              *

Jeffrey A. Burt(4)               43        1992           V.P. of Operations             43,000              *

James Francis(5)                 32        1992           E.V.P. of Sales and            59,085              *
                                                          Marketing

James A. McNeill(6)              51        1993           V.P. of Finance,               90,000              2
                                                          CFO & Assistant
                                                          Secretary

Stephen L. Peters(7)             42        1996           V.P. of Research and           17,668              *
                                                          Development

All executive officers and directors as a Group (8 persons)(8)                        2,758,901             47
------------------

* Represents less than 1%

       Jeffrey A. Burt has served as Vice President of Operations of the Company since April 1992. From August 1991 to March 1992, Mr. Burt served the Company as its Materials Manager. Prior to that time, from October 1990 until July 1991, Mr. Burt acted as a consultant to the Company in the area of materials management. From May 1989 to October 1990, Mr. Burt served as the Director of Manufacturing of On Command Video. Mr. Burt holds a B.A. degree in Economics from the University of Wisconsin at Whitewater.

       James Francis has served as Executive Vice President of Sales and Marketing since September 1995. From March 1992 to August 1995, Mr. Francis served the Company as its Vice President of International Sales. From May 1990 to March 1992, Mr. Francis served the Company as its Manager of Far East Marketing. Prior to joining the Company in 1990 Mr. Francis worked as a computer programmer with IBM Corporation. Mr. Francis holds a B.S. degree in Electrical Engineering and Japanese from Brigham Young University.

       James A. McNeill has served the Company as its Vice President of Finance and Chief Financial Officer since November 1993. Mr. McNeill has served as Assistant Secretary since October 1994. From 1991 until joining the Company, Mr. McNeill served as Vice President, Finance of JHK & Associates, Inc., a professional services firm. From 1978 to 1991, he served successively as Vice President of Finance and President of U.S. Controls Holding, Inc. and its subsidiaries, Reactor Controls, Inc. and Project Integration, Inc. Mr. McNeill holds a B.S. degree in Accounting from Pennsylvania State University and is a C.P.A. under the laws of California.

      Stephen L. Peters has served the Company as its Vice President of Research and Development since February 1996. From 1994 to February 1996, Mr. Peters acted as a consultant in the areas of international business planning and product development. From 1976 to 1980 and from 1983 to 1994, he served as a Division Manager, R&D Manager, R&D Section Manager, Project Manager, and development engineer at Hewlett-Packard. From 1980 to 1983 he served as Project manager and senior engineer at Advanced Technology Labs. Mr. Peters holds B.S. degrees from Oregon State University in Engineering Physics and Pre-medicine.

-------------
(1) Includes 6,000 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter held by Mr. D'Addio's spouse, a Company employee.

(2) Includes 6,000 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter held by Mr. Hahn's spouse, a Company employee.

(3) Includes 30,750 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter.

(4) Includes 43,000 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter.

(5) Includes 59,085 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter.

(6) Includes 10,000 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter.

(7) Includes 16,668 shares subject to stock options exercisable as of March 3, 1997 or within 60 days thereafter.

(8)    Includes an aggregate of 171,503 shares included  pursuant to notes (1) -
       (7).

                             EXECUTIVE COMPENSATION

      The following table sets forth the total compensation  earned by the Chief
Executive Officer and the executive officers of the Company for services rendered in all capacities for the years ended December 31, 1996, 1995 and 1994.

                           Summary Compensation Table
                                                                  Annual                  Long-Term
                                                               Compensation             Compensation
                                                       ----------------------------     ------------       All Other
                                                         Salary             Bonus          Option/        Compensation
Principal Position                        Year             ($)               ($)          SARs (#)           ($)(3)
------------------                        ----             ---               ---          --------         -----------
Michael L. D'Addio                        1996          $92,000             $2,704               0                  0
   Chief Executive Officer                1995          $92,000            $19,068               0                  0
   and President                          1994          $90,000                  0               0                  0


Jeffrey A. Burt                           1996          $92,000             $3,362          30,000            $70,517
   Vice President of                      1995          $92,000            $19,068               0            $64,133
   Operations                             1994          $92,000            $13,813               0                  0


James Francis                             1996          $52,000           $124,160(1)       51,504                  0
   Executive Vice President of            1995          $52,000           $149,958(1)        5,000           $229,875
   Sales and Marketing                    1994          $52,000           $133,498(1)            0                  0


Mark C. Hahn                              1996          $92,000             $3,362               0                  0
   Vice President, Chief                  1995          $92,000            $19,068               0                  0
   Technical Officer and                  1994          $90,000                  0               0                  0
   Secretary


James A. McNeill                          1996          $92,000             $2,704          30,000                  0
   Vice President of                      1995          $92,000            $19,068               0                  0
   Finance, CFO &                         1994          $92,000            $13,813               0                  0
   Assistant Secretary


Stephen L. Peters                         1996          $85,750(2)         $36,750(2)       50,004                  0
   Vice President of
   Research and Development
----------------

(1) With respect to Mr. Francis, bonus amounts are commissions calculated as a percentage of sales revenues.

(2) Mr. Peters joined the Company in February 1996. Mr. Peters is guaranteed a bonus of $3,500 per month during his first year of employment. Accordingly, the 1996 Summary Compensation Table information set forth above includes only that compensation earned by Mr. Peters from February 19, 1996 through December 31, 1996.

(3) Amounts represent gain recognized on exercise of nonstatutory stock options issued under the Company's 1987 Stock Option Plan.

                                       8

      The following tables set forth as to the Chief Executive Officer and each of the executive officers named under the summary compensation table, certain information with respect to options to purchase shares of Common Stock of the Company as of and for the year ended December 31, 1996.

                                             Option/SAR Grants in 1996

                       Number of      % of Total                                       Potential Realizable
                      Securities       Options/                                       Value at Assumed Annual
                      Underlying         SARs         Exercise                         Rates of Stock Price
                        Option/       Granted to       or Base                           Appreciation for
                         SARs          Employees        Price                             Option Term(3)
                        Granted           In           ($/per        Exp.          ------------------------------
Name                    (#)(1)          1996(2)        Share)        Date          0% ($)     5% ($)      10% ($)
---------------------  --------        --------        ------        -----         ------     ------      -------
Jeffrey A. Burt          30,000            3.5%        $7.50        2/12/06           0      $141,501    $358,592
James Francis            51,504            6.0%        $7.50        2/12/06           0      $242,929    $615,631
James A. McNeill         30,000            3.5%        $7.50        2/12/06           0      $141,501    $358,592
Stephen L. Peters        50,004            5.9%        $7.50        2/12/06           0      $235,854    $597,701
-----------

(1) Options granted in this table have exercise prices equal to the fair market value on the date of grant. All such options typically become exercisable at a rate of 1/6 after the first full six months of employment, and 1/6 every six months thereafter for a total three year vesting period following the date of grant.

(2) The Company granted options to purchase a total of 854,628 shares of Common Stock to employees in 1996.

(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (0%, 5%, 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed rates of appreciation (over the deemed fair market value at the grant date) are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future of the Company's Common Stock.

                     Aggregated Option/SAR Exercises in 1996
                         and Year-End Option/SAR Values
                         Shares                       Number of Securities                 Value of Unexercised
                      Acquired on     Value          Underlying Unexercised              In-the-Money Options/SARs
                        Exercise    Realized        Options/SARs at Year-End                  at Year-End(1)
Name                       #          $           Exercisable      Unexercisable        Exercisable      Unexercisable
--------------------   --------- -----------      -----------      -------------        -----------      -------------
Michael L. D'Addio         -          -                 -              -                   -                  -
Jeffrey A. Burt           8,000      $70,517           38,000         25,000             $279,600           $31,250
James Francis              -          -                49,668         36,836             $269,960           $42,920
Mark C. Hahn               -          -                 -              -                   -                  -
James A. McNeill           -          -                 5,000         25,000               $6,250           $31,250
Stephen L. Peters          -          -                 8,334         41,670              $10,418           $52,088
------------------

(1) Calculated on the basis of the closing price of $8.75 on December 31, 1996, minus the exercise price.

Employment Agreements

In February 1996, the Company entered into an employment agreement with Mr. Peters, pursuant to which he presently receives a base salary of $98,000 per year, plus a guaranteed bonus of $42,000 the first year, $38,000 in the second year, and $34,000 in the third year. In addition, Mr. Peters is eligible to receive an incentive bonus, in his second and third years of employment, based on performance. Pursuant to this agreement, Mr. Peters received an option to purchase 50,004 shares of the Company's Common Stock under the Stock Option Plan at an exercise price of $7.50 per share which vests over three years. The agreement provides that if Mr. Peters is terminated within one year after a merger or buyout, his shares will be fully vested and he will receive one years severance pay.


Remuneration of Non-Employee Directors

      The Company does not compensate  non-employee directors who are also major
shareholders,   such  as  Mr.  Berg,  for  their  services.  Other  non-employee directors, such as Mr. Jasper, receive $500 for each board meeting attended.


Report of the Compensation Committee With Respect to Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") was established on October 27, 1994. The functions of the Committee are to make recommendations to the Board concerning salaries and incentive compensation for the Company's executive officers.

      The  Company's  executive  compensation  program has been  designed to (i)
attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term shareholder value through compensation that is comparable to the levels offered by other companies in similar industries; (ii) motivate key executive officers to achieve strategic business initiatives and reward them for their achievement; and (iii) align the interests of executives with the long-term interests of the Company's shareholders through award opportunities resulting in the ownership of the Company's Common Stock. Annual compensation for the Company's executive officers may consist of three elements: cash salary, cash incentive bonus, and stock option grants. Stock option grants provide an incentive which focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These stock options will generally provide value to the recipient only when the price of the Company's stock increases above the option grant price.

      The Committee recognizes that the salary paid to Mr. D'Addio, the Company's Chief Executive Officer, is substantially below that paid to others in comparable positions of similar companies. In 1995, the Committee met and recommended an increase in Mr. D'Addio's salary. Mr. D'Addio declined this proposed increase, citing his equity ownership in the Company. Accordingly, Mr. D'Addio's salary was only increased by a nominal amount in order to make his salary consistent with the salary paid to certain of the Company's Vice Presidents. Mr. D'Addio's salary did not change during 1996.

      During 1997, it is anticipated that the Committee will conduct annual performance reviews comparing actual Company progress against annual plans. Elements of such plans, including progress on product development, sales and marketing, expense control and organizational development, may be considered.

                           The Compensation Committee

       Carl E. Berg                                N. William Jasper, Jr.



Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Compensation Committee consists of Messrs. Berg and Jasper, neither of whom is employed by the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers of such entities.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1996, provided, however, a timely report was not filed on one transaction for Mr. Aiello and on one transaction for Mr. McNeill. The May, 1996 Form 4 reports for Messrs. Hahn and McNeill were filed on time, but were later amended to include information regarding a single transaction.


Certain Transactions

      There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification from the Company is being sought nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agents.

      On January 24, 1997, the Company loaned $250,000 to Steve Peters, Vice President of Research and Development of the Company. The loan bears interest at a rate of 6% per annum, and is due and payable in one lump sum on January 4, 2000. The loan is secured by a deed of trust on Mr. Peters' home in Saratoga, California.

Performance Measurement Comparison

      The following graph compares the total shareholder return of the Common Stock of the Company, CRSP Total Return Index for the Nasdaq Stock Market (Domestic Companies) and the CRSP Total Return Index for the Nasdaq Electronic Component Companies, since December 15, 1994. The graph assumes that $100.00 was invested on December 15, 1994, the effective date of the Company's initial public offering of Common Stock.


(The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T)

                                              Cumulative Total Return
                                   ---------------------------------------------
                                   12/15/94    12/31/94     12/31/95    12/31/96

Videonics, Inc.                      100         116          107           81
Nasdaq (Domestic)                    100         103          149          183
Electronic Component Companies       100         106          175          303

      The Company's stock was publicly traded for sixteen calendar days during the Company's year ended December 31, 1994. These indices are calculated on a dividend reinvested basis. The Company emphasizes that the performance of the Company's stock over the period shown is not necessarily indicative of the future performance of the Company's stock.

                                  OTHER MATTERS

Expenses of Solicitation

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and telegraph. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Financial and Other Information

      All financial information is incorporated by reference to the information contained in the Financial Statements included in the Company's Annual Report to security holders.

Shareholder Proposals

      Proposals of shareholders that are intended to be presented at the Company's 1998 Annual Meeting of shareholders must be received by the Company no later than December 15, 1997, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

Discretionary Authority

      The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Annual Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Annual Meeting other than those specified above, the proxy holders will be entitled to exercise discretionary authority.

                                        By Order of the Board of Directors,


                                        /s/ Mark C. Hahn
                                        -----------------------
                                        Mark C. Hahn
                                        Secretary


Dated: April 15, 1997
       Campbell, California
                                       13

                                                                      APPENDIX A

                                VIDEONICS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R The undersigned hereby appoints Michael L. D'Addio, Mark C. Hahn, Carl E. O Berg and N. William Jasper, Jr. as proxies, each with the power of X substitution, and hereby authorizes them to vote all shares of Common Stock Y of the undersigned at the 1997 Annual Meeting of the Company, to be held at
   Videonics, Inc., 1370 Dell Ave., Campbell, California, on Thursday, May 22, 1997, and at any adjournments or postponements thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

                                                                 ---------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                       SIDE
                                                                 ---------------

[X] Please mark
    votes as in
    this example.

The Board of Directors recommends a vote FOR proposals 1 and 2.

                                                          FOR   AGAINST  ABSTAIN
1. Election of Directors                2. Selection of   [ ]     [ ]      [ ]
   Nominees: M. D'Addio, M. Hahn,          Independent
   C. Berg, W. Jasper                      Accountants.

        FOR      WITHHELD
        [ ]        [ ]

[ ]
    -----------------------------
     For all nominees except as          MARK HERE   [ ]
            noted above                 FOR ADDRESS
                                         CHANGE AND
                                        NOTE AT LEFT


                                      Please  sign   exactly  as  name   appears
                                      hereon.  Joint  owners  should  each sign.
                                      When   signing  as   attorney,   executor,
                                      administrator, trustee or guardian, please give full title as such.


Signature:__________________Date:_______Signature:___________________Date:______